PZENA INVESTMENT MANAGEMENT, INC. REPORTS RESULTS
FOR THE SECOND QUARTER OF 2011

•	Revenue was $22.4 million, operating income was $12.1 million.

•	Diluted earnings per share was $0.09 on GAAP basis and $0.10 on non-GAAP basis.

NEW YORK, NEW YORK, July 26, 2011 – Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the three and six months ended June 30, 2011 and 2010 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended June 30,		For the Three Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)

Basic Net Income	$859	$473	$1,019	$734
Basic Earnings Per Share	$0.09	$0.05	$0.10	$0.08

Diluted Net Income	$859	$473	$6,582	$5,003
Diluted Earnings Per Share	$0.09	$0.05	$0.10	$0.08

	GAAP Basis		Non-GAAP Basis
	For the Six Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)

Basic Net Income	$2,516	$1,457	$1,928	$1,478
Basic Earnings Per Share	$0.26	$0.16	$0.20	$0.16

Diluted Net Income	$13,390	$10,464	$12,802	$10,485
Diluted Earnings Per Share	$0.21	$0.16	$0.20	$0.16

The results for the three and six months ended June 30, 2011 and 2010 include adjustments related to the Company’s tax receivable agreement and the associated liability to selling and converting shareholders.  Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business.  In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items.  Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted net income per share were $6.6 million and $0.10, respectively, for the three months ended June 30, 2011, and $5.0 million and $0.08, respectively, for the three months ended June 30, 2010.  Non-GAAP diluted net income and non-GAAP diluted net income per share were $12.8 million and $0.20, respectively, for the six months ended June 30, 2011, and $10.5 million and $0.16, respectively, for the six months ended June 30, 2010.  GAAP and non-GAAP net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes non-GAAP measures provide information to better analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Institutional Accounts
Assets
Beginning of Period	$13.0	$12.5	$11.7
Inflows	0.7	0.4	0.3
Outflows	(0.7)	(0.6)	(0.5)
Net Flows	0.0	(0.2)	(0.2)
Market Appreciation/(Depreciation)	(0.1)	0.7	(1.5)
End of Period	$12.9	$13.0	$10.0

Retail Accounts
Assets
Beginning of Period	$3.3	$3.1	$3.7
Inflows	0.2	0.3	0.4
Outflows	(0.5)	(0.3)	(0.5)
Net Flows	(0.3)	0.0	(0.1)
Market Appreciation/(Depreciation)	0.0	0.2	(0.5)
End of Period	$3.0	$3.3	$3.1

Total
Assets
Beginning of Period	$16.3	$15.6	$15.4
Inflows	0.9	0.7	0.7
Outflows	(1.2)	(0.9)	(1.0)
Net Flows	(0.3)	(0.2)	(0.3)
Market Appreciation/(Depreciation)	(0.1)	0.9	(2.0)
End of Period	$15.9	$16.3	$13.1

Financial Discussion

Revenue (unaudited)
($ thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Institutional Accounts	$19,384	$18,659	$16,133
Retail Accounts	2,987	3,129	3,255
Total	$22,371	$21,788	$19,388

	Six Months Ended
	June 30,	June 30,
	2011	2010

Institutional Accounts	$38,043	$32,265
Retail Accounts	6,116	6,273
Total	$44,159	$38,538

Revenue was $22.4 million for the second quarter of 2011, an increase of 15.5%, from $19.4 million, for the second quarter of 2010, and an increase of 2.8%, from $21.8 million, for the first quarter of 2011.   For the six months ended June 30, 2011, revenues were $44.2 million, an increase of 14.8%, from $38.5 million, for the six months ended June 30, 2010.

Average assets under management for the second quarter of 2011 was $16.3 billion, an increase of 12.4%, from $14.5 billion, for the second quarter of 2010, and a slight increase of 0.6%, from $16.2 billion, for the first quarter of 2011.

The weighted average fee rate was 0.549% for the second quarter of 2011, increasing from 0.533% for the second quarter of 2010, and from 0.539% for the first quarter of 2011.  The increase from the second quarter of 2010 and first quarter of 2011 was primarily due to performance fees recognized.  Institutional accounts comprised 80.4% of average assets for the three months ended June 30, 2011, compared to 75.9% of average assets for the three months ended June 30, 2010, and 79.6% of average assets for the three months ended March 31, 2011.

The weighted average fee rate for institutional accounts was 0.591% for the second quarter of 2011, increasing from 0.585% for the second quarter of 2010, and from 0.578% for the first quarter of 2011.  The year-over-year and first quarter to second quarter of 2011 increases were primarily due to performance fees recognized.

The weighted average fee rate for retail accounts was 0.378% for the second quarter of 2011, increasing from 0.371% for the second quarter of 2010, and decreasing from 0.385% for the first quarter of 2011.  The year-over-year and first quarter to second quarter of 2011 fluctuations were primarily due to the timing of asset flows in our retail accounts.

Total operating expenses were $10.3 million in the second quarter of 2011, increasing from $9.4 million in the second quarter of 2010, and equal to the $10.3 million in the first quarter of 2011.  Operating expenses for the six months ended June 30, 2011 increased by $2.0 million, or 10.7%, compared to those of the six months ended June 30, 2010.  The increases in operating expenses year-over-year and from the second quarter of 2010 were primarily due to increases in compensation and benefits expenses.

As of June 30, 2011, employee headcount was 68, down from 70 at June 30, 2010, and up from 67 at March 31, 2011.

Operating margin was 54.0% for the second quarter of 2011, compared to 51.4% for the second quarter of 2010, and 52.8% for the first quarter of 2011.  For the six months ended June 30, 2011, the operating margin was 53.2%, compared to 51.4% for the six months ended June 30, 2010.

Other income/(expense) was an expense of $2.0 million for the second quarter of 2011, income of $0.4 million for the second quarter of 2010, and income of $0.1 million for the first quarter of 2011.  Other income/(expense) includes the net realized and unrealized gain/(loss) recognized by the Company on its direct investments, as well as those recognized by the Company’s external investors on their investments in investment partnerships that the Company is required to consolidate.  The realized and unrealized gain/(loss) associated with the investments of the Company’s outside interests are offset in net income attributable to non-controlling interests.  Second quarter 2011 other income/(expense) also included expenses of $2.1 million associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset.  Such adjustments generated income of $1.1 million and expenses of $0.1 million in the second quarter of 2010 and first quarter of 2011, respectively.  Details of other income/(expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Interest and Dividend Income	$104	$39	$112
Interest Expense	-	-	(77)
Net Realized and Unrealized Gain/(Loss) from Investments	186	255	(871)
Change in Liability to Selling and Converting Shareholders¹	(2,140)	(117)	1,118
Other Income/(Expense)	(121)	(50)	90
GAAP Other Income/(Expense)	(1,971)	127	372
Change in Liability to Selling and Converting Shareholders¹	2,140	117	(1,118)
Outside Interests of Investment Partnerships²	(1)	(50)	162
Non-GAAP Other Income/(Expense), Net of Outside Interests	$168	$194	$(584)

	Six Months Ended
	June 30,	June 30,
	2011	2010

Interest and Dividend Income	$143	$185
Interest Expense	-	(232)
Net Realized and Unrealized Gain/(Loss) from Investments	441	(407)
Change in Liability to Selling and Converting Shareholders¹	(2,257)	92
Other Income/(Expense)	(171)	69
GAAP Other Income/(Expense)	(1,844)	(293)
Change in Liability to Selling and Converting Shareholders¹	2,257	(92)
Outside Interests of Investment Partnerships²	(51)	162
Non-GAAP Other Income/(Expense), Net of Outside Interests	$362	$(223)

________________________________________________
(1)
Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

(2)	Represents the non-controlling interest allocation of the income/(loss) of the Company’s consolidated investment partnerships to its external investors.

The Company recognized a $0.5 million income tax benefit for the second quarter of 2011, a $2.5 million income tax expense for the second quarter of 2010, and a $0.6 million income tax expense for the first quarter of 2011.  Second quarter 2011 income taxes included a $2.0 million benefit associated with a reduction to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement.  Such adjustments generated an income tax expense of $1.4 million and an income tax benefit of $0.9 million for the second quarter of 2010 and first quarter of 2011, respectively.  Details of the income tax expense/(benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Unincorporated Business Tax	$699	$767	$622
Corporate Income Tax	765	681	546
Non-GAAP Income Tax Expense	1,464	1,448	1,168
Change in Valuation Allowance¹	(1,980)	(865)	1,379
GAAP Income Tax Expense/(Benefit)	$(516)	$583	$2,547

	Six Months Ended
	June 30,	June 30,
	2011	2010

Unincorporated Business Tax	$1,466	$1,237
Corporate Income Tax	1,446	1,098
Non-GAAP Income Tax Expense	2,912	2,335
Change in Valuation Allowance¹	(2,845)	113
GAAP Income Tax Expense	$67	$2,448

________________________________________________
(1)
Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions.  This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)
	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010

Operating Company Allocation¹	$9,740	$9,290	$7,470
Outside Interests of Investment Partnerships²	1	50	(162)
GAAP Net Income Attributable to Non-Controlling Interests	$9,741	$9,340	$7,308

	Six Months Ended
	June 30,	June 30,
	2011	2010

Operating Company Allocation¹	$19,030	$15,761
Outside Interests of Investment Partnerships²	51	(162)
GAAP Net Income Attributable to Non-Controlling Interests	$19,081	$15,599

________________________________________________
(1)	Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

(2)	Represents the non-controlling interest allocation of the income/(loss) of the Company’s consolidated investment partnerships to its external investors.

On July 19, 2011, the Company’s Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on July 26, 2011.  The following dates apply to the dividend:

Record date:        August 18, 2011

Payment date:      September 1, 2011

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.27 per share of its Class A common stock.

Second quarter 2011 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its second quarter 2011 financial results and outlook at 10:00 am. ET, Wednesday, July 27, 2011.  The call will be open to the public.
Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.
Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396.  The conference ID number is 81081745.

Replay: The conference call will be available for replay through August 4, 2011, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,”  “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 15, 2011 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:  Lawrence Kohn, 212-355-1600 or kohn@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and Cash Equivalents	$25,196	$16,381
Restricted Cash	1,422	1,420
Advisory Fees Receivable	17,329	15,275
Investments, at Fair Value	6,339	3,323
Prepaid Expenses and Other Assets	2,951	1,217
Deferred Tax Asset, Net of Valuation Allowance of $58,661 and $59,431, respectively	10,559	8,834
Property and Equipment, Net of Accumulated Depreciation of $2,934 and $2,727, respectively	1,896	1,952
TOTAL ASSETS	$65,692	$48,402

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$9,551	$3,879
Liability to Selling and Converting Shareholders	11,720	9,287
Due to Broker	9	-
Deferred Compensation Liability	681	875
Other Liabilities	530	565
TOTAL LIABILITIES	22,491	14,606

Equity:
Total Pzena Investment Management, Inc.'s Equity	13,039	10,572
Non-Controlling Interests	30,162	23,224
TOTAL EQUITY	43,201	33,796
TOTAL LIABILITIES AND EQUITY	$65,692	$48,402

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUE	$22,371	$19,388	$44,159	$38,538

EXPENSES
Compensation and Benefits Expense	8,260	7,263	16,648	14,651
General and Administrative Expenses	2,056	2,169	4,003	4,090
TOTAL OPERATING EXPENSES	10,316	9,432	20,651	18,741
Operating Income	12,055	9,956	23,508	19,797

Total Other Income/(Expense)	(1,971)	372	(1,844)	(293)

Income Before Taxes	10,084	10,328	21,664	19,504

Income Tax Expense/(Benefit)	(516)	2,547	67	2,448
Consolidated Net Income	10,600	7,781	21,597	17,056

Less: Net Income Attributable to Non-Controlling Interests	9,741	7,308	19,081	15,599

Net Income Attributable to Pzena Investment Management, Inc.	$859	$473	$2,516	$1,457

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$859	$473	$2,516	$1,457
Basic Earnings per Share	$0.09	$0.05	$0.26	$0.16
Basic Weighted Average Shares Outstanding	9,904,187	9,367,659	9,646,298	9,002,379

Net Income for Diluted Earnings per Share	$859	$473	$13,390	$10,464
Diluted Earnings per Share	$0.09	$0.05	$0.21	$0.16
Diluted Weighted Average Shares Outstanding	9,904,187	9,367,659	65,070,712	65,012,960

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUE	$22,371	$19,388	$44,159	$38,538

EXPENSES
Compensation and Benefits Expense	8,260	7,263	16,648	14,651
General and Administrative Expenses	2,056	2,169	4,003	4,090
TOTAL OPERATING EXPENSES	10,316	9,432	20,651	18,741
Operating Income	12,055	9,956	23,508	19,797

Total Other Income/(Expense), Net of Outside Interests	168	(584)	362	(223)

Income Before Taxes and Operating Company Allocation	12,223	9,372	23,870	19,574

Unincorporated Business Tax Expense	699	622	1,466	1,237
Allocable Income	11,524	8,750	22,404	18,337

Operating Company Allocation	9,740	7,470	19,030	15,761
Income Before Corporate Income Taxes	1,784	1,280	3,374	2,576

Corporate Income Tax Expense	765	546	1,446	1,098
Non-GAAP Net Income	$1,019	$734	$1,928	$1,478

Tax Receivable Agreement Income, Net of Taxes	(160)	(261)	588	(21)
GAAP Net Income	$859	$473	$2,516	$1,457

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$1,019	$734	$1,928	$1,478
Basic Earnings per Share	$0.10	$0.08	$0.20	$0.16
Basic Weighted Average Shares Outstanding	9,904,187	9,367,659	9,646,298	9,002,379

Net Income for Diluted Earnings per Share	$6,582	$5,003	$12,802	$10,485
Diluted Earnings per Share	$0.10	$0.08	$0.20	$0.16
Diluted Weighted Average Shares Outstanding	65,054,033	65,021,332	65,070,712	65,012,960